VALERO

Project Forest

Presentation to the Board of Directors | September 2018

J.P.Morgan

Since VLP's IPO in 2013, the MLP market has shifted significantly

Statistics

	At VLP IPO		Current market		
Alerian Index	$437	Alerian Index	$280	⬇	*(36%) decline*
VLP current yield	3.7%	VLP current yield	6.1%	⬆	*237 bps*
VLP LP units held by VLO (%)	72.5%	VLP LP units held by VLO (%)	66.2%		*Limited 3rd party equity issuance*

VLP objectives

Rationale at IPO

- Highlight the value of VLO's logistics assets on a SOTP basis
- Operate with a cost of capital advantage to VLO
- Provide VLO with access to an alternative source of capital
- Act as an acquisition side-car vehicle for VLO to opportunistically grow its midstream presence

Current situation

- VLO is trading at an all-time high; effect of MLP valuation look through is unclear
- VLO has significant access to attractive debt capital and balance sheet cash at the parent level
- Considerably worse MLP equity market access today
- Opportunities to use VLP for acquisitions have not materialized

Market sentiment

At VLP IPO:

- Low to flat coverage
- Fund projects via capital markets
- IDRs prevalent among MLPs
- Returns driven by DPU
- Diversification beyond midstream
- Acceptance of limited governance

Current market:

- Increased coverage for debt reduction
- Fund projects with excess cash flow
  - Very limited equity market access; reduced size and increased cost
- IDR simplification and C-Corp conversions on the rise
- Increased demand for more governance rights / transparency
- Skepticism around viability of the dropdown model

Source: FactSet as of 9/14/18; Company filings

Select potential alternatives surrounding VLP

	Proposed structure	Potential benefits / rationale	Potential considerations
1	**Status quo**	■ Retains public midstream vehicle with transparent valuation ■ VLO retains control via General Partner ■ Tax advantages ■ Optionality for future growth	■ Requires clarification relating to growth strategy ■ Continued exposure to currently challenged MLP equity markets
2	**IDR repurchase**	■ Simplifies structure and reduces VLP cost of capital ■ Retains public midstream vehicle with transparent valuation ■ VLO retains control via General Partner ■ Tax advantages	■ Requires clarification relating to growth strategy ■ Potentially near-term dilutive to VLP ■ Does not enhance equity market access
3	**C-Corp conversion (straight or "up-C")**	■ Potential step-up ■ Access to broader investor base	■ Requires clarification relating to growth strategy ■ Corporate governance/control considerations
4	**Buy-in VLP**	■ Reduces structural complexity ■ Reduces administrative burden ■ Immediate value and liquidity to VLP unitholders ■ Eliminates distributions to unaffiliated unitholders	■ Eliminates public valuation for midstream assets ■ Difficult to "undo" if MLP market improves

Preliminary VLP valuation analysis

Dropdown growth case


Market data
(for reference only)
Current price $36.05
52-week high / low
$33.25
$48.66
Analyst price targets
$41.00
$51.00
Median: $45.00
Trading multiples
Unit price / 2019 LP DCF per unit
$34.25
$40.25
Unit price / 2020 LP DCF per unit
$36.00
$39.25
LP 2019 yield (DPU)
$30.75
$36.50
LP 2020 yield (DPU)
$32.00
$36.25
Transaction multiples
Unit price / NTM LP DCF per unit
$33.50
$46.50
Discounted distributions
Cost of equity: 8.00% — 9.00%
Perpetuity growth : 1.0% — 2.0%
$40.25
$51.75
$20
$25
$30
$35
$40
$45
$50
$55

Metric	Selected range Low	Selected range High
$2.98	11.50x	13.50x
$3.27	11.00x	12.00x
$2.47	8.00%	6.75%
$2.71	8.50%	7.50%
$2.91	11.50x	16.00x

Self-funded growth case


Current price $36.05
$29.75
$34.25
$28.75
$33.00
$27.25
$32.00
$27.50
$30.25
$26.25
$37.75
$32.75
$42.00
$20
$25
$30
$35
$40
$45
$50
$55

Metric	Selected range Low	Selected range High
$2.97	10.00x	11.50x
$2.87	10.00x	11.50x
$2.40	8.75%	7.50%
$2.42	8.75%	8.00%
$2.91	9.00x	13.00x

Source: VLO Management projections, company filings, Wall Street research, FactSet as of 9/14/18
Note: Figures represent implied value per unit–rounded to nearest $0.25, except 52-week high / low
Discounted distributions analysis assumes valuation date 9/30/18

Preliminary VLP valuation analysis

Based on 50% / 50% weighting between dropdown growth and self-funded growth cases

Implied value per unit–rounded to nearest $0.25, except 52-week high / low


Current price $36.05
Trading multiples
Unit price / 2019 LP DCF per unit
$32.00
$37.25
Unit price / 2020 LP DCF per unit
$32.25
$36.25
LP 2019 yield (DPU)
$29.00
$34.25
LP 2020 yield (DPU)
$29.75
$33.25
Transaction multiples
Unit price / NTM LP DCF per unit
$29.75
$42.25
Discounted distributions
Cost of equity = 8.00% — 9.00%
Perpetuity growth = 1.0% — 2.0%
$36.50
$47.00
$20
$25
$30
$35
$40
$45
$50
$55

	Dropdown growth		Self-funded growth	
	Low	High	Low	High
Unit price / 2019 LP DCF per unit	$34.25	$40.25	$29.75	$34.25
Unit price / 2020 LP DCF per unit	$36.00	$39.25	$28.75	$33.00
LP 2019 yield (DPU)	$30.75	$36.50	$27.25	$32.00
LP 2020 yield (DPU)	$32.00	$36.25	$27.50	$30.25
Unit price / NTM LP DCF per unit	$33.50	$46.50	$26.25	$37.75
Discounted distributions	$40.25	$51.75	$32.75	$42.00

Source: VLO Management projections, company filings, Wall Street research, FactSet as of 9/14/18
Note: Discounted distributions analysis assumes valuation date 9/30/18; VLO Management instructed J.P. Morgan to weight "dropdown growth" and "self-funded growth" cases at 50% probability each

Agenda

Overview of VLP valuation methodologies and assumptions

Financial projections	■ Management case for the years between 2018-2023 were provided by VLO Management ■ VLO Management provided two cases to J.P. Morgan; one case contemplating "dropdown growth" and the other a "self-funded growth" with no future dropdowns ■ VLO Management instructed J.P. Morgan to weight "dropdown growth" and "self-funded growth" cases at 50% probability each ■ Unit count as of 06/30/2018, except for the purposes of projected years in discounted cash flows ■ Assumes 1.20x coverage into perpetuity, per VLO management ■ In the dropdown growth case, VLP conducts dropdown acquisitions of $1.2bn, $1.1bn, and $0.4bn in 2020-2022, respectively. There are no assumed drops in 2023 ■ Dropdowns assumed at an 8.0x multiple, taking place on February 1 of each year ■ Dropdowns funded through a varying mixture of debt and equity
Trading multiples	■ J.P. Morgan reviewed publicly-traded, sponsored crude oil logistics companies that operate in similar locations or with similar operating characteristics as VLP ■ For the dropdown growth case, sponsored crude oil logistics companies with dropdowns as one of their main sources of funding were used. This includes: ANDX, BPMP, PSXP, and SHLX ■ For the self-funded growth case, sponsored crude oil logistics companies mainly funding their growth organically were selected. These include: HEP and MPLX
Transaction multiples	■ J.P. Morgan reviewed selected related-party MLP mergers since 2015
Discounted cash flows	■ J.P. Morgan calculated the implied equity values for VLP based on the discounted values of LP distributions ■ Selected cost of equity range of 8.0% - 9.0% ■ Perpetuity growth rate range of 1.0%-2.0% per VLO Management ■ 9/30/18 valuation date

Public trading multiples and operating metrics

($mm, except per unit data)		VLP		Andeavor Logistics (ANDX)	Phillips 66 Partners (PSXP)	Shell Midstream Partners (SHLX)	BP Midstream Partners (BPMP)	MPLX LP (MPLX)	Holly Energy Partners (HEP)
				Dropdown growth companies				**Organic growth companies**	
Unit price as of 9/14/2018		$36.05		$49.18	$51.91	$21.54	$18.92	$36.07	$30.68
% of 52-week high		*74%*		*80%*	*92%*	*69%*	*82%*	*92%*	*85%*
Diluted units outstanding		69		218	123	224	105	796	106
LP equity value		$2,497		$10,699	$6,380	$4,821	$1,982	$28,706	$3,240
Trading multiples:	Mgmt Dropdown growth	Street consensus	Mgmt Self-funded growth						
P / 2019 LP DCF per unit[1]	12.1x	11.8x	12.1x	11.2x	13.4x	12.1x	11.4x	10.3x	11.5x
P / 2020 LP DCF per unit[1]	11.0x	11.4x	12.6x	10.2x	11.9x	11.2x	10.9x	9.9x	11.4x
Current yield (for reference only)	6.1%	6.1%	6.1%	8.4%	5.8%	6.8%	5.8%	7.0%	8.6%
2019 Yield	6.8%	7.2%	6.6%	8.9%	6.8%	8.0%	6.8%	7.5%	8.7%
2020 Yield	7.5%	7.7%	6.7%	9.3%	7.4%	8.4%	7.8%	7.9%	8.7%
Growth rates / coverage:									
2018 - 2020 LP DCF per unit CAGR	6.5%	4.5%	(0.2%)	10.8%	7.8%	12.2%	14.0%	2.5%	1.4%
2018 - 2020 LP DPU CAGR	10.0%	10.9%	3.8%	5.2%	11.8%	10.5%	15.0%	6.1%	0.6%
2019 Total coverage	1.27x	1.23x	1.32x	1.05x	1.11x	1.04x	1.42x	1.31x	1.03x
2020 Total coverage	1.26x	1.14x	1.25x	1.05x	1.15x	1.08x	1.29x	1.28x	1.02x
Credit stats:									
Ratings (Moody's / S&P)		Baa3 / BBB-		Ba1 / BBB-	Baa3 / BBB	- / -	- / -	Baa3 / BBB	Ba3 / B1

Source: VLO Management projections, company filings, Wall Street research, FactSet as of 9/14/18; Balance sheet data as of 6/30/18 and pro forma for subsequent events; [1] Street consensus (for reference only) represents median of LP / DCF per unit of brokers who provide total distributable cash flow and VLO forward unit count estimates

Select transaction multiples

Announced Date	Acquiror	Target	Transaction equity value[1] ($mm)	Transaction Consideration[2] ($mm)	% equity consideration	% of equity acquired	LP price / NTM LP DCF	(For reference only) Premium to last close	Premium to 60-day VWAP
8/24/18	Enbridge Inc.	Spectra Energy Partners	$3,300	$4,669	100%	17%	11.6x	10%	16%
8/1/18	Energy Transfer Equity	Energy Transfer Partners	$26,867	$26,867	100%	98%	9.3x	11%	22%
5/17/18	Cheniere Energy	Cheniere Energy Partners LP	$559	$559	100%	100%	13.0x	7%	8%
5/17/18	The Williams Companies, Inc.	Williams Partners LP	$10,468	$10,468	100%	100%	12.5x	6%	14%
3/26/18	Tallgrass Energy GP	Tallgrass Energy Partners, LP	$1,720	$3,121	100%	65%	7.6x	1%	(14%)
1/2/18	ArchRock Inc.	ArchRock Partners LP	$1,032	$1,032	100%	58%	7.2x	23%	22%
5/8/17	VTTI B.V.	VTTI Energy Partners	$481	$515	0%	53%	13.0x	4%	3%
2/16/17	TransCanada Corporation	Columbia Pipeline Partners LP	$921	$921	0%	53%	18.9x	12%	17%
2/1/17	ONEOK, Inc.	ONEOK Partners, L.P.	$9,309	$13,948	100%	59%	16.0x	26%	26%
1/27/17	Enbridge Inc.	Midcoast Energy Partners, L.P.	$170	$354	0%	46%	15.6x	(9%)	11%
5/31/16	Semgroup Corporation	Rose Rock Midstream, L.P.	$391	$712	100%	43%	10.1x	0%	53%
11/3/15	Targa Resources Corp.	Targa Resources Partners LP	$6,121	$11,022	100%	91%	11.0x	18%	17%
5/13/15	The Williams Companies, Inc.[3]	Williams Partners LP	$13,873	$21,079	100%	40%	15.1x	18%	14%
5/6/15	Crestwood Equity Partners LP	Crestwood Midstream Partners LP	$3,744	$5,763	100%	97%	11.2x	17%	26%
High							18.9x	26%	53%
Median							12.1x	11%	16%
Low							7.2x	(9%)	(14%)

Source: Press releases, company filings; Note: Premia based on unaffected target price at time of initial public offer, prior to announcement of definitive agreement
[1] Transaction equity value based on offer price multiplied by publicly held units; [2] Transaction consideration based on transaction equity value plus proportion of net debt attributable to publicly held units; [3] Represents announcement of definitive agreement, although transaction never closed

Preliminary VLP discounted distributions analysis

Dropdown growth case

$mm, except per unit data

	VLO Mgmt – Dropdown growth projections						
	2018E	2019E	2020E	2021E	2022E	2023E	Terminal
EBITDA	**$392**	**$412**	**$537**	**$687**	**$758**	**$781**	**$793**
% growth	*19.3%*	*5.2%*	*30.5%*	*27.9%*	*10.3%*	*3.1%*	*1.5%*
(-) interest expense	(50)	(54)	(79)	(107)	(121)	(123)	(123)
(-) maintenance capex	(22)	(25)	(24)	(23)	(25)	(39)	(40)
(-) cash taxes	(1)	(1)	(1)	(2)	(2)	(2)	(2)
Distributable cash flow	**319**	**331**	**434**	**556**	**610**	**618**	**629**
% growth	*12.4%*	*3.9%*	*30.9%*	*28.3%*	*9.7%*	*1.2%*	*1.8%*
Distributions	**230**	**261**	**344**	**442**	**504**	**515**	**524**
% growth	*30.2%*	*13.5%*	*31.7%*	*28.7%*	*14.0%*	*2.1%*	*1.8%*
DCF / LP Unit	$2.89	$2.98	$3.27	$3.60	$3.85	$3.89	$3.95
Less: stub	($2.21)	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
DCF / LP Unit	**$0.68**	**$2.98**	**$3.27**	**$3.60**	**$3.85**	**$3.89**	**$3.95**
% growth		*3.1%*	*10.0%*	*10.1%*	*6.8%*	*1.0%*	*1.5%*
DPU	$2.24	$2.47	$2.71	$2.98	$3.28	$3.34	$3.39
Less: stub	(1.65)	0.00	0.00	0.00	0.00	0.00	
DPU	**$0.59**	**$2.47**	**$2.71**	**$2.98**	**$3.28**	**$3.34**	**$3.39**
% growth	*NA*	*10.0%*	*10.0%*	*10.0%*	*10.0%*	*1.7%*	*1.5%*
Memo							
Distribution coverage ratio	*1.39x*	*1.27x*	*1.26x*	*1.26x*	*1.21x*	*1.20x*	*1.20x*
Organic growth capex	*$16.2*	*$25.5*	*$0.0*	*$0.0*	*$0.0*	*$0.0*	
Drop down acquisition	*0.0*	*0.0*	*1,200.0*	*1,100.0*	*400.0*	*0.0*	
Average LP units	*69.3*	*69.3*	*80.7*	*92.2*	*93.5*	*93.5*	

PV of DCF / LP unit

Cost of equity	
8.00%	$12.47
8.50%	$12.32
9.00%	$12.18

+

PV of terminal value (per unit)

	Perpetuity growth rate		
Cost of equity	1.0%	1.5%	2.0%
8.00%	$33.40	$36.15	$39.35
8.50%	$30.50	$32.84	$35.54
9.00%	$27.98	$29.99	$32.29

=

Implied LP value per unit

	Perpetuity growth rate		
Cost of equity	1.0%	1.5%	2.0%
8.00%	$45.88	$48.62	$51.83
8.50%	$42.82	$45.16	$47.86
9.00%	$40.15	$42.16	$44.46

Terminal value / 2023E DPU

	Perpetuity growth rate		
Cost of equity	1.0%	1.5%	2.0%
8.00%	15.0x	16.2x	17.7x
8.50%	14.0x	15.1x	16.3x
9.00%	13.2x	14.1x	15.2x

LP value per unit / 2018E DPU

	Perpetuity growth rate		
Cost of equity	1.0%	1.5%	2.0%
8.00%	20.4x	21.7x	23.1x
8.50%	19.1x	20.1x	21.3x
9.00%	17.9x	18.8x	19.8x

Source: VLO management projections

Note: Discounted distributions analysis assumes valuation date 9/30/18

Preliminary VLP discounted distributions analysis

Self-funded growth case

$mm, except per unit data

	VLO Mgmt – Self-funded growth projections						
	2018E	2019E	2020E	2021E	2022E	2023E	Terminal
EBITDA	**$392**	**$413**	**$402**	**$411**	**$418**	**$428**	**$435**
% growth	*19.3%*	*5.4%*	*(2.7%)*	*2.3%*	*1.7%*	*2.5%*	*1.5%*
(-) interest expense	(50)	(55)	(60)	(61)	(61)	(61)	(61)
(-) maintenance capex	(22)	(25)	(24)	(23)	(23)	(21)	(22)
(-) cash taxes	(1)	(1)	(1)	(1)	(1)	(1)	(1)
Distributable cash flow	**319**	**331**	**317**	**326**	**333**	**345**	**351**
% growth	*12.4%*	*3.8%*	*(4.3%)*	*2.9%*	*2.2%*	*3.5%*	*1.8%*
Distributions	**230**	**251**	**254**	**257**	**262**	**287**	**292**
% growth	*30.2%*	*9.1%*	*1.2%*	*1.1%*	*2.2%*	*9.6%*	*1.8%*
DCF / LP Unit	$2.89	$2.97	$2.87	$2.94	$2.99	$3.07	$3.12
Less: stub	($2.21)	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
DCF / LP Unit	**$0.68**	**$2.97**	**$2.87**	**$2.94**	**$2.99**	**$3.07**	**$3.12**
% growth		*3.1%*	*(3.4%)*	*2.3%*	*1.7%*	*2.8%*	*1.4%*
DPU	$2.24	$2.40	$2.42	$2.44	$2.48	$2.66	$2.69
Less: stub	(1.65)	0.00	0.00	0.00	0.00	0.00	
DPU	**$0.59**	**$2.40**	**$2.42**	**$2.44**	**$2.48**	**$2.66**	**$2.69**
% growth	*NA*	*6.8%*	*0.9%*	*0.8%*	*1.6%*	*7.3%*	*1.4%*
Memo							
Distribution coverage ratio	*1.39x*	*1.32x*	*1.25x*	*1.27x*	*1.27x*	*1.20x*	*1.20x*
Organic growth capex	*$16.2*	*$25.5*	*$0.0*	*$0.0*	*$0.0*	*$0.0*	
Drop down acquisition	*0.0*	*0.0*	*0.0*	*0.0*	*0.0*	*0.0*	
Average LP units	*69.3*	*69.3*	*69.3*	*69.3*	*69.3*	*69.3*	

PV of DCF / LP unit

Cost of equity	
8.00%	$10.63
8.50%	$10.51
9.00%	$10.39

+

PV of terminal value (per unit)

Cost of equity	Perpetuity growth rate 1.0%	1.5%	2.0%
8.00%	$26.59	$28.77	$31.30
8.50%	$24.28	$26.13	$28.27
9.00%	$22.27	$23.86	$25.68

=

Implied LP value per unit

Cost of equity	Perpetuity growth rate 1.0%	1.5%	2.0%
8.00%	$37.22	$39.40	$41.94
8.50%	$34.79	$36.64	$38.78
9.00%	$32.66	$34.25	$36.07

Terminal value / 2023E DPU

Cost of equity	Perpetuity growth rate 1.0%	1.5%	2.0%
8.00%	15.0x	16.2x	17.6x
8.50%	14.0x	15.1x	16.3x
9.00%	13.2x	14.1x	15.2x

LP value per unit / 2018E DPU

Cost of equity	Perpetuity growth rate 1.0%	1.5%	2.0%
8.00%	16.6x	17.6x	18.7x
8.50%	15.5x	16.3x	17.3x
9.00%	14.6x	15.3x	16.1x

Source: VLO management projections

Note: Discounted distributions analysis assumes valuation date 9/30/18